
INVESTOR CALL
Exhibit 99.3
EVERSOURCE
ENERGY

Investor Call

November 2, 2017

EVERSOURCE ENERGY

Safe Harbor Statement

All per-share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities, as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our third quarter and year-to-date 2017 and 2016 results. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate, "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource Energy's current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy's access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource Energy's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available in the Investor Relations section of our website at www.eversource.com. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Agenda



Phil Lembo

Executive Vice President and Chief Financial Officer

- Third Quarter and Year-to-Date Performance
- Regulatory Update
- Aquarion
- Capital Investment Plan Update



Lee Olivier

EVP Enterprise Strategy and Business Development

- Northern Pass
- Bay State Wind

Third Quarter & YTD 2017 Results

	Q3 2017	Q3 2016	Change	YTD 9-30-17	YTD 9-30-16	Change
Electric Distribution	$0.50	$0.53	($0.03)	$1.24	$1.20	$0.04
Electric Transmission	$0.31	$0.28	$0.03	$0.91	$0.84	$0.07
Natural Gas Distribution	($0.02)	($0.02)	($0.00)	$0.15	$0.16	($0.01)
Parent & Other	$0.03	$0.04	($0.01)	$0.06	$0.04	$0.02
Reported EPS (GAAP)	$0.82	$0.83	($0.01)	$2.36	$2.24	$0.12

EVERSOURCE ENERGY

New Hampshire Generation Divestiture Moving Toward Conclusion

- On October 12, 2017, PSNH filed with the NHPUC to approve the sale of all 1,200 MW
- Total proceeds of $258 million
- JP Morgan, auction adviser, has recommended sale approval
- PSNH to recover remaining generation investment and sale-related expenses through securitization
  - Securitization expected to total $550 - $600 million
- Closing expected in late 2017 or early 2018
- PSNH to use proceeds to retire debt, return equity capital to Eversource Parent





MA Electric Rate Review

January:

- NSTAR Electric and WMECO filed applications to raise base distribution rates by $60 million and $36 million, respectively
- Decoupling for NSTAR Electric
- Permission to combine companies legally
- Implement performance-based ratemaking
- $400 million in new grid modernization investments from 2018-2022

June - October:

- Hearings and briefing concluded

Late year:

- Decision expected to be issued:
  - November 30 for all topics except rate design
  - December 29 for rate design

January 2018:

- New rates effective

CT Electric Rate Review

October:

- CL&P filed a letter of intent on October 27, 2017, indicating its plan to file a rate case in late November

November:

- Three-year rate plan to be proposed with increases of $255.8 million in May 2018; $45 million in May 2019; and $36 million in May 2020
  - Rate increases driven primarily by higher depreciation and higher taxes

Spring 2018:

- Decision expected

Status of the Four New England Transmission Complaints Unclear at FERC

- First complaint decided in 2014; FERC order resulted in base ROE of 10.57% and project incentive cap of 11.74%
- Three-judge panel at D.C. Circuit Court of Appeals unanimously vacated and remanded FERC's order in its April 14, 2017 decision
- On June 5, 2017, the New England Transmission Owners (NETOs) filed with FERC to begin billing customers based on prior FERC-approved rate (base ROE of 11.14%) 60 days after FERC has a quorum of commissioners
  - FERC subsequently rejected NETOs' request to adjust rates while the Commission considered how to address the Appeals Court decision, determining that such a change would complicate the calculation of future surcharges or refunds
- On October 5, 2017, NETOs filed with FERC to dismiss the four complaints in light of FERC's *Emera Maine* decision or alternatively, consolidate the complaints and decide them simultaneously and expeditiously

Eversource Poised to Enter Water Business With Acquisition of Aquarion

- Will unite New England's largest energy and water companies, increasing Eversource's customer base to nearly 4 million
- Enterprise value of $1.675 billion
  - $880 million cash
  - $795 million assumed Aquarion debt
- Will enhance Eversource's regulated utility delivery growth strategy
- Aquarion rate base exceeds $750 million
- Future growth opportunities through infrastructure upgrades, potential acquisitions of smaller, distressed water companies
- Approved by Connecticut regulators in October
- Federal, New Hampshire reviews also complete
- Massachusetts hearings and briefing complete; awaiting decision
- Transaction expected to close by year end

Service Territory


Eversource Energy
Combined Eversource Energy & Aquarion
Aquarion

EVERSOURCE ENERGY

Progress on Major Transmission Reliability Projects

Greater Boston Reliability Solutions

- 28 projects including seven new transmission lines, new substations and substation expansion projects
- 12 projects have been placed in service
- 10 projects under construction
- 4 projects in MADPU siting process, expect 2017 approval
- Projected completion: 2019
- Total projected investment: $560 million
- Investment through September 30: $186.3 million



Greater Hartford Central Connecticut (GHCC)

- 27 projects for Greater Hartford, Manchester, Southington, Middletown and NW CT
- 16 of 27 projects now in service
- Eight projects under construction, three in siting with approvals expected by Q1 2018
- Projected completion: 2019
- Total projected investment: $350 million
- Investment through September 30: $192.3 million

Greenwich Substation Project

- Original proposal rejected without prejudice by CT Siting Council in 2016
- Actively collaborated with town on infrastructure upgrade options and energy efficiency/demand side management strategies
- New design includes scaled down substation
- CT Siting Council vote due in November
- Projected completion: 2019
- Total projected ES investment: $80 million

Seacoast Reliability Project

- New 13-mile project between Portsmouth and Madbury, NH
- Expected NHSEC approval: July 2018
- Projected completion: December 2019
- Total projected investment: $84 million
- Investment through September 30: $19.7 million

EVERSOURCE ENERGY

Summary of Northern Pass Reviews

FEDERAL	Latest	Upcoming
DOE Presidential Permit	Final EIS issued on 8/10/17	Record of Decision, Presidential Permit
USFS Permit for White Mountain National Forest	Draft Record of Decision issued on 9/1/17	45-day comment period ends in mid-October. Decision expected by year-end
Army Corps of Engineers	Review nearing conclusion	Permit decision expected by year-end

STATE	Latest	Upcoming
NHSEC siting approval	Evidentiary hearing cross-examination of NPT witnesses completed in early October; cross-examination of intervenor witnesses began last week	• Intervenor witness cross-examination, fall 2017 • Briefing, late 2017 or January 2018 • SEC deliberations and vote no later than 2/28/18 • Written decision no later than 3/31/18
NHPUC approval of PSNH-NPT lease	NHPUC determined in early 2017 it had authority to review the lease; settlement with NHPUC staff, OCA filed on 11/1/17	NHPUC order
NHPUC approval of licenses to cross state waters and public lands	Approval issued 6/16/17	Completed
Superior Court approval of Summary Judgement against SPNHF on use of state highways	Court ruled in favor of NPT on 5/26/17. Upheld by NH Supreme Court	Completed
NH DOT and DES permits	Approved in early 2017, conditioned on NHSEC approval	Completed

Northern Pass Making Significant Progress: Expect All State & Federal Approvals By Early 2018

March
NHDES permits issued

April
NHDOT approved NPT with reasonable conditions

NHSEC hearings commence

May-June
NHSEC hearings on construction, environment & customer benefits

July-August
NHSEC hearings on property value, tourism, tax revenues

Final EIS issued by DOE

September - October
NPT witness testimony concluded

Intervenor testimony commenced

Q4 2017-Q1 2018
NHSEC, DOE permits expected

NHPUC order on PSNH – NPT lease expected

Q2 2018
Construction to commence

2nd half 2020 expected in-service